Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231

(j)(1)

April 28, 2014

VIA EDGAR

Voya Variable Portfolios, Inc. (formerly ING Variable Portfolios, Inc.)

7337 E. Doubletree Ranch Road

Scottsdale, Arizona 85258

Re:	Voya Variable Portfolios, Inc. (formerly ING Variable Portfolios, Inc.)

Post-Effective Amendment No. 71 to Registration Statement on Form N-1A,

File Nos. 333-05173, 811-07651 (the “Registration Statement”)

Ladies and Gentlemen:

Reference is hereby made to Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A of Voya Variable Portfolios, Inc. (formerly ING Variable Portfolios, Inc.) (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP